HealthEquity Updates Business Outlook
Draper, Utah – June 8, 2021 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced an updated business outlook, superseding the business outlook announced by HealthEquity on June 7, 2021. The updated business outlook is being issued to exclude anticipated merger integration expenses related to the Further acquisition that were included in the previously announced business outlook.
Summary of revisions to the previously issued business outlook
The updated business outlook provided below has been revised as compared to the business outlook issued on June 7, 2021 to change the expected net loss from between $19 million and $15 million previously announced to an expected net loss of between $12 million and $8 million, resulting in a change in expected net loss from $0.23 to $0.18 per diluted share previously announced to an expected net loss of $0.14 to $0.10 per diluted share. The revision is due to the pre-tax exclusion of approximately $10 million of merger integration expenses related to the Further acquisition. The revision does not impact the business outlook for revenue, non-GAAP net income and per share estimates, or Adjusted EBITDA.
Updated business outlook
For the fiscal year ending January 31, 2022, management expects revenues of $755 million to $765 million. Its outlook for net loss is between $12 million and $8 million, resulting in net loss of $0.14 to $0.10 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $122 million and $126 million, resulting in non-GAAP net income per diluted share of $1.45 to $1.50 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $241 million to $247 million.
This outlook does not include any potential impact from the acquisitions of Further or the Fifth Third Bank HSA portfolio.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included below.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on marketable equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, and acquisition costs, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2022
Net loss	$(12) - (8)
Interest income	(2)
Interest expense	26
Income tax benefit	(7) - (5)
Depreciation and amortization	52
Amortization of acquired intangible assets	81
Stock-based compensation expense	61
Merger integration expenses	28
Other expense	14
Adjusted EBITDA	$241 - 247

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended April 30,		Outlook for the year ending
(in millions, except per share data)	2021	2020	January 31, 2022
Net income (loss)	$(3)	$2	$(12) - (8)
Income tax provision (benefit)	(3)	—	(7) - (5)
Income (loss) before income taxes - GAAP	(6)	2	(19) - (13)
Non-GAAP adjustments:
Amortization of acquired intangible assets	20	19	81
Stock-based compensation expense	13	7	61
Merger integration expenses	8	13	28
Acquisition costs	6	—	11
Total adjustments to income (loss) before income taxes - GAAP	47	39	181
Income before income taxes - Non-GAAP	41	41	162 - 168
Income tax provision - Non-GAAP (1)	10	10	40 - 42
Non-GAAP net income	31	31	122 - 126

Diluted weighted-average shares	82	72	84
Non-GAAP net income per diluted share (2)	$0.38	$0.43	$1.45 - 1.50
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, and acquisition costs, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to close the acquisition of Further and integrate the Further business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

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